June 21, 1999

Ellen R. Marshall, Esq.
Morrison & Foerster LLP
555 West Fifth Street
Los Angeles, California  90013-1024


Re: Joint Proxy Statements/Prospectus of Pacific Community Banking Group, The Bank of Hemet and Valley Bank



Dear Ellen:

While we have reviewed the tax section of the subject disclosure documents and concur with the material federal income tax consequences described therein as confirmed in our letters attached, we are tax advisors, and not securities law specialists. Accordingly, we are not able to confirm that the disclosure contained in the tax section of the subject documents represents an adequate disclosure for purposes of the applicable securities laws.

Very truly yours,

ARTHUR ANDERSEN LLP


By /s/
   --------------------------------------
      Lance A. Wood

June 21, 1999

Pacific Community Banking Group
23332 Mill Creek Drive, Suite 230
Laguna Hills, California  92653


Re: Joint Proxy Statement /Prospectus of Pacific Community Banking Group and Valley Bank



Ladies and Gentlemen:

We have acted as tax advisors to Pacific Community Banking Group ("PCBG") in connection with the Registration Statement on Form S-4 (the "Registration Statement") of PCBG, which includes the Proxy Statement of Valley Bank ("The Bank") and Prospectus of PCBG (the "Joint Proxy Statement/Prospectus"). Unless otherwise indicated, any defined terms used herein shall have the meanings ascribed to them in the First Restatement of Agreement and Plan of Reorganization, dated January 5, 1999 (the "Agreement"), as amended, by and between PCBG and The Bank. In rendering this opinion, we have relied upon letters delivered to Arthur Andersen LLP by PCBG and The Bank containing certain representations relevant to this opinion. We hereby confirm that the discussions under the captions "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus expresses our opinion as to the material federal income tax consequences to PCBG, The Bank and The Bank's shareholders with respect to the Merger, as long as the Merger is effected in accordance with the terms of the Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus.

Very truly yours,

ARTHUR ANDERSEN LLP


By /s/
   --------------------------------------
      Lance A. Wood

June 21, 1999

Pacific Community Banking Group
23332 Mill Creek Drive, Suite 230
Laguna Hills, California  92653


Re: Joint Proxy Statement /Prospectus of Pacific Community Banking Group and The Bank of Hemet



Ladies and Gentlemen:

We have acted as tax advisors to Pacific Community Banking Group ("PCBG") in connection with the Registration Statement on Form S-4 (the "Registration Statement") of PCBG, which includes the Proxy Statement of The Bank of Hemet ("The Bank") and Prospectus of PCBG (the "Joint Proxy Statement/Prospectus"). Unless otherwise indicated, any defined terms used herein shall have the meanings ascribed to them in the First Restatement of Agreement and Plan of Reorganization, dated January 5, 1999 (the "Agreement"), as amended, by and between PCBG and The Bank. In rendering this opinion, we have relied upon letters delivered to Arthur Andersen LLP by PCBG and The Bank containing certain representations relevant to this opinion. We hereby confirm that the discussions under the captions "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus expresses our opinion as to the material federal income tax consequences to PCBG, The Bank and The Bank's shareholders with respect to the Merger, as long as the Merger is effected in accordance with the terms of the Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus.

Very truly yours,

ARTHUR ANDERSEN LLP



By /s/
   --------------------------------------
      Lance A. Wood